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                                                                  EXHIBIT 12 (A)

                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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                                                                               SIX MONTH PERIOD ENDED
                                                                                   JUNE 30, 2002
                                                                               ----------------------
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INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                         $114,566
  Plus:
     Fixed Charges (excluding capitalized interest)                                     130,084
                                                                                       --------

TOTAL EARNINGS                                                                         $244,650
                                                                                       ========

FIXED CHARGES:
     Interest expensed and capitalized                                                 $128,220
     Amortized premiums, discounts, and capitalized
        expenses related to indebted(debt issue cost amortiz.)                              630
     An estimate of the interest component within rental expense                          1,234
                                                                                       --------

TOTAL FIXED CHARGES                                                                    $130,084
                                                                                       ========

RATIO OF EARNINGS TO FIXED CHARGES                                                         1.88
                                                                                       ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                         $114,566
  Plus:
     Fixed Charges (excluding capitalized interest)                                      94,620
                                                                                       --------

TOTAL EARNINGS                                                                         $209,186
                                                                                       ========

FIXED CHARGES:
     Interest expensed and capitalized                                                 $ 92,756
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                    630
     An estimate of the interest component within rental expense                          1,234
                                                                                       --------

TOTAL FIXED CHARGES                                                                    $ 94,620
                                                                                       ========

RATIO OF EARNINGS TO FIXED CHARGES                                                         2.21
                                                                                       ========
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